SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF
                       THE SECURITIES EXCHANGE ACT OF 1934

        Date of Report (Date of Earliest Event Reported): August 13, 2004

                         Commission file number 0-19292

                              BLUEGREEN CORPORATION
             (Exact name of registrant as specified in its charter)

              Massachusetts                         03-0300793
     (State or other jurisdiction of             (I.R.S. Employer
     incorporation or organization)             Identification No.)

         4960 Conference Way North, Suite 100, Boca Raton, Florida 33431
               (Address of principal executive offices) (Zip Code)

       Registrant's telephone number, including area code: (561) 912-8000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

|_| Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

|_| Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

|_| Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

|_| Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement a Registrant.

      As previously disclosed, on July 8, 2004, BB&T Capital Markets, a division of Scott & Stringfellow, Inc. ("BB&T"), consummated a $156.6 million private offering and sale of vacation ownership receivable-backed securities on our behalf (the "2004 Term Securitization"). In addition, the 2004 Term Securitization allowed for an additional $19.3 million in aggregate principal of our qualifying vacation ownership receivables (the "Pre-funded Receivables") that we could sell to Bluegreen Receivables Finance Corporation VIII, our wholly-owned, special purpose finance subsidiary ("BRFC VIII"), during the period from the closing of the 2004 Term Securitization through October 6, 2004. On August 13, 2004 and August 24, 2004, we sold $7.6 million and $11.7 million, respectively, of the Pre-funded Receivables to BRFC VIII, which then sold the pre-funded Receivables to an owners' trust (a qualified special purpose entity) without recourse to us or BRFC VIII, except for breaches of certain representations and warranties at the time of sale. We received proceeds of $6.9 million and $10.6 million (at an advance rate of 91%) from the sale of the Pre-funded Receivables on August 13, 2004 and August 24, 2004, respectively. The proceeds from the 2004 Term Securitization will be used for general operating purposes.

                                    SIGNATURE

      Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


Date: August 30, 2004                      By: /S/ JOHN F. CHISTE
                                               ---------------------------------
                                               John F. Chiste
                                               Senior Vice President, Treasurer
                                               and Chief Financial Officer